UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January16, 2012

HAVAYA CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-165083	74-3245242
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

136 East South Temple, Suite 2112
Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) [521-5703]

51 Sheshet Hayamim St., Kfar Saba, Israel 44269
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS

On January 16, 2012, Avraham Grundman, President, Treasurer and Director, and Benny Adlar, Secretary and Director of Havaya Corp. (the “Company”) resigned their positions as officers and directors of the Company and Mr. Grundman and Mr. Adlar appointed Howard S. Landa as President, Treasurer and Director, and Steven D. Zimmer as Secretary and Director of the Company to fill Mr. Grundman’s and Mr. Adlar’s remaining terms of office. The new principals intend to continue the current operations of the Company as well as seek new opportunities for the Company.

           Biographical information on the new officers and directors is as follows;

Howard S. Landa.  Mr. Landa, 63, is currently Chief Executive Officer of Pamplona, Inc., a private investment firm and Managing Partner of Landa Investments, both of which are headquartered in Salt Lake City, Utah.  From January 2008 through January 2011, Mr. Landa served as Chairman of the Board of RVision, Inc., San Jose, California. RVision produces sophisticated machine vision products and its principal customer is the U.S. Government. Mr. Landa was instrumental in increasing the company’s operations which resulted in a loss of approximately $1 million in 2007 to a profit of approximately $4 million in 2010. From 1990-1993 Mr. Landa was Chairman of the Board of Sensar Corporation which was listed on NASDAQ.  Mr. Landa managed and negotiated the sale of the company. The company specialized in making scientific instruments including microphones for use in tracking the Soviet naval fleet. From 1978-1990, Mr. Landa was a senior partner of Kruse Landa and Maycock specializing in tax and securities law.  Mr. Landa graduated with a B.S. in political science from the University of Utah in 1070. In addition, Mr. Landa graduated from the University of California Hastings School of Law with a Juris Doctors degree in 1973 and a L.L.M. from New York University in taxation in 1974.

Steven D. Zimmer.  Mr. Zimmer, 64, is currently in private practice of law with the Law Office of Steven D. Zimmer, Valencia, California which provides legal oversight of land use, water use and municipal entity consultation for various entities in California. From May 1999 to June 2011, Mr. Zimmer was an Executive Vice President of Newhall Land and Farming Company, Valencia, California and managed all aspects of the company’s real estate development programs, including the approval of Newhall Ranch Specific Plan by Los Angeles County and all State and Federal Permits. Newhall was publically traded company on the NYSE which was acquired by Lennar and LNR in 2004. From February 1992 to May 1999, Mr. Zimmer was founder and partner in the law firm Rupp, Holmberg & Zimmer, Oxnard, California and provided contract legal services to the cities of Oxnard, Solvang and Grover Beach, California. Since graduating from the University of California Hastings School of Law in 1973 with a J. D, Mr. Zimmer held various positions with land development firms and municipalities in Southern California. Mr. Zimmer also received a B.S. degree in business administration from the University of California, Berkeley in 1970.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVAYA CORP.
Registrant

Dated: January 16, 2012	By:	/s/ Avraham Grundman
Avraham Grundman, President

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